UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Exercise by Bristol-Myers Squibb Company of Development Option for XL139

On January 22, 2008, Exelixis, Inc. (the “Company”) announced that Bristol-Myers Squibb Company had exercised its option to develop and commercialize the Company’s compound XL139. Under the terms of the collaboration agreement between the two companies, which became effective in January 2007, the selection of XL139 by Bristol-Myers Squibb entitles the Company to a milestone payment of $20 million. In addition, the Company has exercised its option under the collaboration agreement to co-develop and co-commercialize XL139 in the United States. Following the transfer of the XL139 development program, which is expected to occur promptly, Bristol-Myers Squibb will lead all global activities. The parties will co-develop and co-commercialize XL139 in the United States and share those profits 50/50. The Company will be entitled to receive double-digit royalties on product sales outside of the United States.

Decision by GlaxoSmithKline Not to Exercise Development Option for XL784

On January 18, 2008, the Company announced that GlaxoSmithKline decided not to exercise its option under the product development and commercialization agreement between the Company and GlaxoSmithKline to license XL784 for further development and commercialization. The Company announced in October 2007 that a phase 2 trial of XL784 did not meet its primary endpoint of reducing proteinuria compared with placebo in patients with proteinuria associated with diabetic nephropathy. As a result of GlaxoSmithKline’s decision, the Company has the right to develop and commercialize XL784 either independently or in collaboration with third parties, subject to payment to GlaxoSmithKline of a 3% royalty on sales of any products incorporating the compound. The Company itself does not intend to invest further in the development of this drug, but will seek a partner with which to take the compound forward.

XL784 is part of the Company’s clinical development financing arrangement with Symphony Evolution, Inc.

FORWARD LOOKING STATEMENTS

This Form 8-K contains forward-looking statements, including, without limitation, statements related to the future development of XL139 and XL784, the Company’s potential receipt of milestone payments and royalties under its collaboration with Bristol-Myers Squibb, related costs and payments under the Company’s collaboration with Bristol-Myers Squibb, potential long-term revenues and the transfer of the XL139 development program. Words such as “intend,” “expect,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the potential failure of the Company’s compounds, including XL139, to demonstrate safety and efficacy in clinical testing, risks related to the Company’s dependence on and relationship with GlaxoSmithKline and risks related to the Company’s relationship with Bristol-Myers Squibb. These and other risk factors are discussed under “Risk Factors” and elsewhere in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 and the Company’s other filings with the Securities and Exchange Commission. The Company expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: January 24, 2008	By:	/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary